Exhibit 10.1

     On April 21, 2004, the Board of Directors (the “Board”) of Cypress Communications Holding Co., Inc., then known as U.S. RealTel, Inc. (the “Company”), approved by unanimous written consent the following resolution amending the employment agreement of Mr. Gregory P. McGraw, Chief Executive Officer of the Company:

     FURTHER RESOLVED, that the Board, upon the recommendation of the Compensation Committee, hereby authorizes, approves and consents to the amendment of the employment agreement of Mr. McGraw to (i) reflect a $50,000 per annum reduction in his salary from $300,000.00 per annum to $250,000.00 per annum, except where the base salary is used for calculating severance payment amounts, in the event of a qualified termination event, (ii) provide that Mr. McGraw is eligible for an executive incentive bonus plan equal to $100,000.00 upon the completion of 100% of the performance objectives set by the Board for fiscal year 2004, and (iii) provide that Mr. McGraw shall be granted, under a separate Option Grant Award, incentive stock options, subject to the terms and conditions of the U.S. RealTel 1999 Employee Equity Incentive Plan, as amended, in the amount of 150,000 shares.